ASSIGNMENT OF LEASES AND RENTS

THIS ASSIGNMENT OF LEASES AND RENTS made as of the 13th day of July, 2000 (this "Assignment"), from **TRANSDERM LABORATORIES CORPORATION** ("Assignor"), a Delaware corporation having an office and an address for purposes of notices and legal process at 460 Park Avenue, New York, New York 10022, to **MERCURY CAPITAL CORP.** ("Assignee"), a New York corporation having its principal office at 317 Madison Avenue, Suite 1100, New York, New York 10017.

WITNESSETH:

WHEREAS, Assignor executed and delivered to Assignee its Mortgage Note (the "$500,000 Note"), dated as of May 23, 2000, in the original principal amount of Five Hundred and 00/100 ($500,000.00) Dollars; and

WHEREAS, Assignor executed and delivered to Assignee its Mortgage Note (the "$165,000 Note"), dated as of June 30, 2000, in the original principal amount of One Hundred Sixty Five Hundred and 00/100 ($165,000.00) Dollars; and

WHEREAS, Assignor executed and delivered to Assignee its Consolidated Mortgage Promissory Note, dated as of July 13, 2000, in the original principal amount of Six Hundred Sixty Five Thousand 00/100 ($665,000.00) Dollars, which note consolidated into a single indebtedness of $665,000.00 the principal balance due under the $500,000 Note and the $165,000 Note; and

WHEREAS, Assignor executed and delivered to Assignee its Mortgage Note (the $935,000 Note"), dated July 13, 2000, in the original principal amount of Nine Hundred Thirty Five Thousand and 00/100 ($935,000.00) Dollars; and

WHEREAS, Assignor executed and delivered to Assignee its Consolidated Mortgage Promissory Note (the "Consolidated Note"), dated July 13, 2000, in the original principal amount of One Million Six Hundred Thousand 00/100 ($1,600,000.00) Dollars, which Consolidated Note consolidates into a single indebtedness of $1,600,000.00 the principal balance due under the $500,000 Note, the $165,000 Note and the $935,000 Note; and

WHEREAS, the Consolidated Note is secured by, among other things, that certain mortgage, dated as of May 23, 2000, granted by Assignor to Assignee, encumbering (a) the premises described on Schedule A annexed hereto and made a part hereof situate in the Township of Manchester, County of York and State of Pennsylvania, commonly known by the address Sinking Springs Lane – Lot 2 (the "Premises"), as modified by that certain Mortgage Modification Agreement, dated as of June 30, 2000, and by that certain Mortgage Modification Agreement, dated as of July 13, 2000 (as so modified, the "Mortgage"); and

WHEREAS, Assignor desires to further secure the Consolidated Note and the indebtedness now due and to become due to the Assignee.

NOW THEREFORE, Assignor, for and in consideration of these presents and the mutual agreements herein contained and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged by Assignor, does hereby agree as follows:

1. As additional security for repayment of the Consolidated Note and performance of the obligations of Assignor set forth in the Consolidated Note and the Mortgage (the payment of the Consolidated Note and such other obligations, collectively the "Obligations"), Assignor does hereby grant a security interest in, and transfers, sets over and assigns to Assignee as additional security and collateral for the payment or performance of the Obligations, Assignor's entire right, title and interest as landlord, in and to any and all leases and subleases (hereinafter collectively referred to as "leases") affecting the Premises and all extensions, renewals and replacements of any leases and any and all guarantees of any lessee's obligations under any of the leases, and all rents, additional rents, increases in rents, security deposits, advance rents, income, proceeds, earnings, revenues, issues, profits, royalties, revenues, rights, deposits and benefits or other payments (collectively, the "Rents"), now due, or to become due, under or by virtue of any lease, whether written or verbal, or any letting of, or of any agreement for the use or occupancy of the Premises, or any part thereof,

which may have been heretofore or may be hereafter made or agreed to or which may be made or agreed to by the Assignor, and the rights to enforce, whether at law or in equity or by any other means, all provisions thereof, including, without limitation, any guarantees of the obligations owed Assignor thereunder. Said assignment shall include (a) any and all proceeds of the foregoing (including, without limitation, any claims of Assignor against any insurer or third persons for loss or damage to or destruction of any or all of the foregoing) and (b) the right to exercise all other rights, options and privileges extended to the landlord under the terms of any lease.

2. This Assignment is intended to be and is an absolute present transfer and assignment from Assignor to Assignee of all the aforesaid leases and agreements, and all the avails thereof, and is not merely the passing of a security interest. Assignor does hereby appoint irrevocable attorney in its name and stead (with or without taking possession of the Premises) coupled with an interest and with full power of substitution, to rent, lease or let all or any portion of said Premises to any party or parties at such rental and upon such terms, in the Assignee's sole and absolute discretion as it may determine, and to collect all of the Rents arising from or accruing from and after the date hereof or which may now be due or owing under each and all of the lease and agreement, or which may hereafter exist on the Premises, with the same rights and powers and subject to the same immunities, exoneration from liability and rights of recourse and indemnity as the Assignee would have upon taking possession of the said Premises pursuant to the provisions hereinafter set forth.

3. This Assignment is made upon the condition that, as long as no Event of Default shall have occurred under the Consolidated Note or the Mortgage, or any other default shall have occurred hereunder, Assignor shall have the right and license to exercise all rights, options and privileges extended to the landlord under the terms of the leases, including, without limitation, the right to collect, use and enjoy all Rents; provided, however, that Assignor agrees to use the same in payment of the Obligations. In the event of the occurrence of any Event of Default, such right and license may be revoked by Assignee and the right is hereby expressly given to Assignee, at its option, forthwith, either with or without taking possession of the Premises, to send a notice to all tenants of the Premises informing them that all Rents are to be paid to Assignee, to enforce payment and collection of all Rents due and to become due under the leases and to exercise all powers that would otherwise be vested in Assignor, to enforce payment and collection of the Rents, to evict or dispossess any tenants of any leases and any other tenants occupying any part of the Premises. Assignor agrees that after an Event of Default shall have occurred under the Consolidated Note or the Mortgages, or any other default shall have occurred hereunder, the Assignee and not the Assignor, shall be and be deemed to by the creditor of each lessee under the leases in respect of assignments for the benefit of creditors and bankruptcy, reorganization, insolvency, dissolution or receivership proceedings affecting such lessee (without obligation on the part of Assignee to file or make timely filings of claims in such proceedings or to pursue creditor's rights therein). Assignee may apply any money received by Assignee as such creditor towards the reduction of the indebtedness under the Consolidated Note and/or the Mortgage.

4. Assignor represents and agrees that (a) no Rents will be collected or accepted from any tenant or other lawful occupant for more than the current month and that no past-due rents shall be waived but efforts will be made to collect them, (b) no Rents will otherwise be waived, released, reduced, or discounted, or otherwise discharged or compromised by Assignor, (c) Assignor will not further assign any of the Rents, and (d) Assignor shall observe faithfully and perform all of the covenants, conditions and agreements on the part of Assignor to be observed or performed under all such leases.

5. Assignor irrevocably authorizes and directs the tenant under any lease, upon demand and notice from Assignee of Assignor's default under the Consolidated Note or the Mortgages, to pay all Rents to Assignee without liability to said tenants for the determination of the existence of any default claimed by Assignee.

6. Assignee, in the exercise of the rights and powers conferred upon it by this Assignment of Leases and Rents, shall have the full power to use and apply the Rents to the payment of or on account of the following, in such order as Assignee may determine:

(a) to the payment of the operating expenses of the Premises, including the cost of management and leasing thereof (which shall include reasonable compensation to Assignee and its agent or agents, if management be delegated to an agent or agents, and it shall also include, without limitation, lease commissions and other compensation and expenses of seeking and procuring tenants and entering into leases), establish claims for damages, if any, and premiums on insurance hereinabove authorized;

(b) to the payment of taxes and special assessments now due or which may hereafter become due on the Premises;

(c) to the payment of all repairs, decorating, renewals, replacements, alterations, additions or betterments and improvements of the Premises, and of placing the Premises in such condition as will, in the reasonable judgment of Assignee, make it readily rentable, and

(d) to the payment of any indebtedness secured by the Mortgages or any deficiency which may result from any sale or foreclosure.

7. The acceptance of this Assignment and the collection of Rents under any lease shall not constitute a waiver of any of the rights or remedies of Assignee under the Mortgages or the Consolidated Note. Further, nothing contained in this Assignment and no act or action taken or done, or omitted to be taken or done, by Assignee pursuant to the powers and rights granted it hereunder shall be deemed to be a waiver by Assignee of any of its rights and remedies against Assignor in connection with, or in respect of, any of the Obligations of Assignor to Assignee. The right of Assignee to collect and enforce collection and performance of the Obligations and to enforce any other security and collateral therefor held by it may, to the extent permitted by law, be exercised by Assignee either prior to, simultaneously with, or subsequent to any action taken by Assignee hereunder or under the Consolidated Note, the Mortgages or any other Loan Documents.

8. The covenants herein contained on the part of Assignor shall be deemed to be covenants running with the land, and shall be binding upon Assignor named herein and any subsequent owner or owners of the Premises, or any portions thereof, and its or their respective successors and assigns. This Assignment, together with all the covenants herein contained on the part of Assignor shall inure to the benefit of Assignee herein named and any subsequent holder or holders of this Assignment which is or are also the holder(s) of the Mortgages, and its or their respective successors and assigns.

9. Nothing herein shall be construed as constituting Assignee a "mortgagee in possession" in the absence of the taking of actual possession of the Premises by Assignee pursuant to the provisions herein contained. In the exercise of the powers herein granted Assignee, no liability shall be asserted or enforced against Assignee, all such liability being expressly waived and released by Assignor with the exception of liability incurred because of the gross negligence or willful misconduct of the Assignee.

10. Nothing herein contained shall be construed to bind Assignee to the performance of any of the covenants, conditions or provisions contained in any leases, or otherwise to impose any obligation on Assignee with respect thereto (including any liability under a covenant of quiet enjoyment contained in any lease or under applicable law in the event that any lessee under any lease shall have been joined as a party defendant in any foreclosure action and shall have been foreclosed of all right, title and interest and all equity of redemption in the Premises), except that Assignee shall be accountable for any money actually received pursuant to this Assignment.

11. Assignor hereby indemnifies and hold Assignee harmless from and against any and all loss, cost, damage, liability and expense (including, without limitation, attorneys' fees and expenses and court costs) which Assignee may or might incur under any lease or under or by reason of any assignment thereof, except for liability caused by the gross negligence or willful misconduct of Assignee, and from and against any and all claims and demands whatsoever which may be asserted against Assignee by reason of any alleged obligations or undertaking on its part to perform or discharge any of the covenants, conditions or agreements contained in any lease. Should Assignee

incur any such liability, loss or damage under said leases or under or by reason of the assignment thereof, or in the defense of any claims or demands, Assignor agrees to reimburse Assignee for the amount thereof, including, without limitation, costs, expenses and reasonable attorneys' fees and expenses, immediately upon demand therefor.

12. It is expressly understood that no judgment or decree which may be entered on any debt secured or intended to be secured by the Mortgage shall operate to abrogate or lessen the effect of this Assignment, but that the same shall continue in full force and effect until the payment and discharge of the Obligations and until all bills incurred by virtue of the authority herein contained have been fully paid out of Rents, or by the Assignor, or until such time as this instrument may be voluntarily released. This instrument shall also remain in full force and effect during the pendency of any foreclosure proceedings, both before and after sale, until the issuance of a deed pursuant to a foreclosure decree.

13. Upon the full payment and performance of the Obligations, this Assignment shall terminate and, promptly upon the request of Assignor, Assignee shall execute, acknowledge and deliver to Assignor an instrument in recordable form, confirming that this Assignment is of no further force or effect.

14. All notices, requests, demands, statements or documents hereunder shall be in writing and given or made in accordance with the notice provisions of the Mortgages.

15. This Assignment may not be changed or terminated except by an agreement in writing, signed by the party against whom enforcement of the change is sought. This Assignment shall be governed by and construed in accordance with the law of the State of Pennsylvania. All terms and words used in this Assignment, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require.

IN WITNESS WHEREOF, Assignor has duly executed this Assignment the date first written above.

TRANSDERM LABORATORIES CORPORATION

By: ______________________

Name: Robert D. Speiser

Title: President